UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 17, 2005

ALTUS EXPLORATIONS INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

001-31444

(Commission File Number)

98-0361119

(IRS Employer Identification No.)

100-8900 Germantown Road, Olive Branch, Mississippi 38654

(Address of principal executive offices and Zip Code)

662.893.7376

Registrant's telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On June 17, 2005, Milton Cox resigned as our president and Bassam Nastat, one of our directors, was appointed in his place as our new president. In addition, Don Sytsma resigned as our chief financial officer and treasurer and Darrell Parlee was appointed in his place as our new treasurer. Messrs. Cox and Sytsma will continue to act as members of our board.

Since October 2003, Mr. Parlee has been our acting controller, a member of our advisory board as well as acting controller of CodeAmerica Investments LLC. From February 2001 to October 2003, Mr. Parlee was controller and revenue manager of Crystal River Oil & Gas, KC Resources and Reinhart Oil & Gas, privately held oil and gas production companies with common ownership, where each company owns and operates different leases in multiple states. From November 1992 to January 2001, Mr. Parlee was assistant controller for Bearspaw Petroleum Ltd, a privately owned Canadian oil and gas production, exploration and service company. From 1986 to 1998, Mr. Parlee received an associate marketing degree from Southern Alberta Institute of Technology as well as a certified general account program certificate and several other accounting related certificates.

Our board of directors currently consists of Messrs. Milton Cox, Bassam Nastat, Don Sytsma and Andy Kim.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTUS EXPLORATIONS INC.

/s/ Bassam Nastat

By: Bassam Nastat

President and Director

Date: June 17, 2005